UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2013

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-459-2590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Given Vocus, Inc.’s (the "Company") role as a leading marketing cloud provider, the Company believes that in today’s evolving digital environment those interested in the Company look to various communication channels for information about the Company. The Company announces material information using its investor relations website (http://investor.shareholder.com/vocs), filings with the US Securities and Exchange Commission (the "SEC"), press releases, public conference calls and webcasts. The Company also uses social media and other internet sources to communicate with its customers and the public about the Company, its services and other issues.

Given the recent SEC guidance regarding the use of social media channels to announce material information, the Company is notifying investors, the media, its customers and others interested in the Company that it may communicate material, non-public information through social media or other internet sources or that information that it posts on social media or other internet sources may be deemed to be material, non-public information information. The Company encourages investors, the media, its customers and others interested in the Company to review the information that it posts on the social media channels and internet sources listed below. Any changes to the list of social media channels and internet sources that the Company may use to announce material, non-public information will be posted in the Investor Relations section of its website.

Vocus’ Facebook Page (https://www.facebook.com/vocus)
Vocus’ Twitter Feed (https://twitter.com/vocus)
Vocus’ LinkedIn Page (http://www.linkedin.com/company/vocus)
Vocus’ Google+ Page (https://plus.google.com/+vocus)
Vocus’ Blog (http://vocus.com/blog)
Our CEO, Rick Rudman’s Twitter Feed (https://twitter.com/vocuschairman)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

July 22, 2013	By:	/s/ Stephen A. Vintz

Name: Stephen A. Vintz
Title: Executive Vice President and Chief Financial Officer